Exhibit 10.43


                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THE PORT OF CHELAN COUNTY, a Washington municipal corporation, (the "Seller"), agrees to sell and PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation, or assigns, (the "Purchaser") agrees to purchase the following described real estate located in the County of Chelan, state of Washington, legally described as follows (the "Property"):

     See attached Exhibit "A" incorporated herein by this reference.

     1. Earnest Money Receipt. Purchaser hereby deposits with Ogden Murphy Wallace, P.L.L.C., as closing agent, the sum of Five Thousand Dollars ($5,000.00) in the form of cash, check or cashier's check. The payment shall constitute earnest money to be applied against the purchase price for the Property if the transaction closes, and shall be returned to Purchaser if the transaction fails to close through no fault of the Purchaser.

     2. Purchase Price and Terms. The total purchase price for the Property is Two Hundred Seventy-Five Thousand Two Hundred Twenty-six Dollars ($275,226) which shall be paid in full at closing.

     3. Title. Title to the Property shall be marketable at closing. Rights reserved in federal patents or state deeds, building or use restrictions general to the district, existing easements not inconsistent with Purchaser's intended use, the Protective Covenants of the Seller, as provided below, and building or zoning regulations or provisions shall not cause the Property to be unmarketable. Encumbrances to be discharged by Seller shall be paid by Seller on or before closing.

     4. Title Insurance. Seller shall furnish to Purchaser an ALTA extended form owners policy of title insurance in the amount of the purchase price. Purchaser shall pay the cost of any additional survey work, beyond the cost to the Seller of completing its binding site plan, necessary to obtain the extended title insurance coverage. As soon as practical after acceptance of this Agreement, Seller shall furnish Purchaser a preliminary commitment therefor issued by Land Title Insurance Company, and Seller authorizes closing agent to apply as soon as practical for such title insurance. The Seller shall assume any cancellation fee for such commitment or policy. Purchaser shall have seven (7) days from the date of this Agreement, or receipt of the preliminary commitment, whichever is later, to determine if Purchaser accepts the title to the Property as marketable. If Purchaser objects to any matter of record or any matter otherwise reflected in the preliminary commitment, as making the property unmarketable, by giving written notice of such objection to Seller within the seven

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(7) days, Seller shall have thirty (30) days thereafter to remove the matter to which the objection is made. If title cannot be made marketable by the removal of the matter objected to prior to the expiration of the thirty (30) days, Purchaser may elect either to waive the matter to which the objection was made, acceptable title, as marketable notwithstanding he matter remains of record or continues to be reflected in the title policy, or to terminate this Agreement.

     5. Deed. Upon Purchaser's paying the purchase price in full as provided in this Agreement, Seller shall deliver to Purchaser a statutory warranty deed, conveying the Property free and clear of all liens and encumbrances, but subject to matters apparent on the Property or of record.

     6. Closing Costs and Prorations. Seller shall pay the real estate excise tax, if any, and title insurance premium. Taxes for the current year, rents, insurance, interest, mortgage reserves, water and other utilities constituting liens shall be prorated as of the date of closing. Purchaser shall pay the recording fees for the Statutory Warranty Deed. Closing costs and document preparation costs shall be divided equally. Other costs associated with this transaction shall be allocated as is the common practice in Chelan and Douglas Counties.

     7. Seller's Representations. In addition to any other express agreement of Seller contained herein, the matters set forth below in this Paragraph constitute representations and warranties by Seller which shall be true and correct on the date of this Agreement and as of the close of escrow and shall survive closing. In the event that during the period between the execution of this Agreement and the close of escrow Seller learns or has reason to believe that any of the following representations and warranties may cease to be true, Seller shall give written notice thereof to Purchaser which notice shall constitute a withdrawal or cancellation of the representations or warranty, the extent set out in the notice. Purchaser may terminate this Agreement by giving written notice of such termination to Seller within seven (7) days from receipt by Purchaser of the withdrawal or cancellation of the representation or warranty.

          7.1 Seller is not aware of any deficiencies or defects in the Property, which are not apparent of record or by reasonable inspection;

          7.2 There are no actions, suits, claims, legal proceedings, or an other investigations or other proceedings affecting the Property, or any portion thereof, at law or in equity before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Seller is not in default with respect to any order, judgment, injunction or decree of any court, federal, state or municipal, or other governmental department, commission, board, agency or instrumentality, domestic or foreign;

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          7.3 Seller has not received notice from any governmental agency pertaining to the violation of any law or regulation affecting the Property and Seller has no knowledge of any facts that might be a basis for any such notice;

          7.4 To the best of Seller's knowledge, information and belief, it has complied with all laws, regulations and orders applicable to the Property and the buildings (if any) upon the Property meet applicable codes; and

          7.5 Seller has not caused or knowingly allowed the generation, treatment, storage, or disposal of hazardous or toxic substances on the Property, and to the best of the Seller's knowledge, no hazardous or toxic substance has been released onto, at or near the Property, except to the extent the property has been used as a commercial orchard in the past.

     8. Inspection. Purchaser shall have a twenty (20) days from the date of this Agreement to inspect the condition of the Property. If Purchaser determines the condition of the Property is not acceptable to Purchaser, Purchaser shall give written notice of that determination to Seller within the twenty (20) days, stating the reason why Purchaser has determined the condition of the Property is unacceptable to Purchaser. If Seller removes the unacceptable condition prior to closing, the parties shall proceed to close as provided in the Agreement. If Seller does not remove the unacceptable condition prior to the date set for closing, this Agreement shall terminate, Purchaser's earnest money shall be returned, and neither party shall have any further rights or obligations to the other as a result of this Agreement.

     9. Closing. The closing of this sale shall occur within thirty (30) days after execution of this Agreement, provided that closing shall be extended by seven (7) days, if Purchaser objects to title claiming it to be unmarketable, as provided in Paragraph 4. The sale shall be closed in the office of the closing agent, Ogden Murphy Wallace, P.L.L.C., or such other closing agent as the parties may agree. Purchaser and Seller shall deposit with the closing agent, all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. Escrow fees shall be divided equally between the Seller and Purchaser.

     10. Closing Agent. For purposes of this Agreement, "closing agent" shall be defined as the person authorized to perform escrow services pursuant to the provisions of Chapter 18.44 RCW who is designated by the Parties hereto to perform such services.

     11. Date of Closing. For purposes of this Agreement, "date of closing" shall be construed as the date upon which all appropriate documents are recorded and proceeds of this sale are available for disbursement to Seller.

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     12. Possession. Seller shall deliver possession of the Property to
Purchaser on the date of closing.

     13. Default. If the Seller or Purchaser defaults, the non-defaulting party may seek specific performance of this Agreement, damages or rescission.

     14. Protective Covenants. Except as provided below, the Property shall, after the closing, remain subject to the "Protective Covenants, Olds Station Industrial Park, Port of Chelan County," (the "Covenants") as now or hereafter adopted by Seller. Purchaser has received and is familiar with a copy of the Covenants currently in effect. Purchaser acknowledges receipt of a draft of new Covenants Seller expects to adopt. The Covenants, as ultimately adopted and amended, shall be binding on the Property and shall run with the land, except as provided in this Agreement.

          14.1 Seller agrees to consent to the use of the fourth (4th) floor of a building to be built on the Property as a residence, subject to certain terms and conditions. In the event the parties are unable to agree upon the terms and conditions for the consent, either party may, prior to closing, terminate this Agreement by written notice to the other. A proposed form of the consent from the Seller to the Purchaser is attached as Exhibit "B" to this Agreement. Unless Exhibit "B" is objected to by Purchaser within ten
     (10) days from the date of this Agreement, the form consent of Exhibit "B" shall be deemed acceptable to Purchaser and shall be the consent issued by the Seller.

          14.2 To the extent required by the Covenants, the Seller hereby consents to the use of the Property for an office building projected to be four (4) stores in height. The improvements to the Property including building, landscaping, paving and the like, shall be consistent with the Covenants, subject to any variance or changes agreed to in writing by the Seller prior to closing or thereafter.

          14.3 As a condition of the closing, the parties shall have reached agreement on the method for resolving disputes regarding issues arising under the Covenants, including the giving or withholding of consent by Seller to a requested plan for use or condition of the Property, a request for a variance from the Covenants for the Property, or other accommodation or change relative to the Covenants requested by Purchaser. The parties anticipate the resolution shall be a method of binding arbitration.

     15. Sewage Capacity. Seller shall transfer or make available to the Property normal sewage capacity of 1,400 gallons per day. It is anticipated 1,400 gallons of sewage capacity may exceed the amount necessary to service the Property after the building is constructed and improvements are in place. After the building constructed on the premises

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has been fully occupied for one (1) year, but not later than three (3) years after the date of closing, the parties shall determine the daily average historical use of sewage capacity and shall consider the reasonably projected future use of sewage capacity at the Property. If the Seller concludes that the historical and reasonably projected future use of the Property is such that 1,400 gallons of capacity appears in excess of the reasonable needs of the Property, the parties shall adjust the capacity so that it is reduced from 1,400 gallons per day to a number reasonably calculated to service the Property. In the event the parties cannot agree on the number of gallons of sewage capacity reasonably necessary to service the Property, the matter shall be resolved by arbitration in the manner established between the parties for the resolution of a dispute regarding, or the interpretation of, the Covenants. At Seller's election, a memorandum of agreement reflecting the provisions of this paragraph may be placed of record.

     16. Construction of Building and Repurchase Option. Purchaser agrees to proceed diligently toward the construction of a proposed building on the Property, consistent with the Covenants. In the event the construction of a building on the Property is not at least 50% complete within two years from the date of closing, Seller shall have the option of repurchasing the Property together with any improvements which have been made to the Property consistent with the Covenants. This option shall be contained in the deed from Seller to Purchaser. The purchase price shall be the fair market value of any improvements to the Property which have been made consistent with the Covenants plus an amount equal to the lesser of: (1) $275,226 increased by 7% per annum, or (2) the fair market value of the Property. Any improvements which are not consistent with the Covenants shall, at Seller's election, either be removed by Purchaser at Purchaser's expense, or transferred to Seller as part of the Property at no additional cost. Seller shall exercise the option to purchase by giving written notice of such exercise to Purchaser, or Purchaser's successor in interest to the Property, within thirty (30) days after the second anniversary date of the date of closing, or the option shall be deemed waived and shall terminate. The sale shall be closed within thirty (30) days after the option is exercised. The Property shall be free from liens, defects or matters apparent or of record, except those existing at the date of closing of the sale to Purchaser. The purchase price shall be paid in full at closing. Matters of records which are not accepted may be removed by use of the sale proceeds at the closing of the repurchase by Seller.

     17. Purchaser Represented by Attorney. Seller and Purchaser acknowledge and understand that Ogden Murphy Wallace, P.L.L.C. is acting as the drafter of this Agreement and the documents implementing this Agreement, and is not providing independent legal advice to either party. The parties have agreed to share equally in the costs and fees of Ogden Murphy Wallace, P.L.L.C., in this transaction. Seller and Purchaser acknowledge that they have been advised and have had the opportunity to seek independent counsel for review of documents.

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     18. Computation of Time. Unless otherwise expressly specified herein, any period of time specified in this Agreement shall expire at 9:00 p.m. of the last calendar day of the specified period of time, unless the last day is Saturday, Sunday, or a legal holiday, as prescribed in RCW 1.16.050, in which event the specified time shall expire at 9:00 p.m. of the next business day. Any specified period of five (5) days or less shall include business days only.

     19. Indemnification. Except as otherwise provided herein, Seller shall indemnify and hold Purchaser harmless from and against any and all claims, assessments, liens, damages, losses and costs not otherwise provided for in this Agreement, including attorneys' fees, expenses, or claims of any kind or nature whatsoever arising from or related to Seller's ownership of the Property prior to the date of closing, including Purchaser's attorneys' fees incurred in enforcing this indemnity and hold harmless provision.

     Except as otherwise provided herein, Purchaser shall indemnify and hold Seller harmless from and against any and all claims, assessments, liens, damages, losses and costs not otherwise provided for in this Agreement, including attorneys' fees, expenses, or claims of any kind or nature whatsoever arising from or related to Purchaser's ownership of the Property subsequent to the date of closing, including Seller's attorneys' fees incurred in enforcing this indemnity and hold harmless provision.

     20. Notices. Any notice required or authorized to be given under the terms of this Agreement shall be given to the Seller or Purchaser at the address indicated below the signature of the Seller or Purchaser. Delivery shall be deemed to have occurred upon delivery to the Seller or the Purchaser in person or by mailing the notice to the Seller or Purchaser at the addresses indicated by the United States mail, certified postage prepaid.

     21. Attorneys' Fees and Costs. In the event it is necessary for any of the Parties to this Agreement to utilize the services of any attorney to enforce any of the terms of this Agreement, such enforcing Party shall be entitled to, in addition to other relief, compensation for its reasonable attorneys' fees and costs. In the event of litigation regarding any of the terms of this Agreement, the substantially prevailing Party shall be entitled, in addition to other relief, to its reasonable attorneys' fees and costs.

     22. Essence of Time. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     23. Entire Agreement. This Agreement contains the entire Agreement of the Parties hereto, and except for any Agreements or warranties otherwise stated in writing to survive the execution and delivery of this Agreement, supersedes all other previous understandings and agreements, written and oral, with respect to this transaction.

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     24. Savings Clause. Nothing in this Agreement shall be construed as to require any act contrary to law, and wherever there is any conflict between the provisions of this Agreement and any statute, law, public regulation or ordinance, the latter shall prevail, but in such event, the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     25. Survival. All representations and warranties made under this Agreement, and all duties and obligations of the Parties hereunder, to be performed after the closing, shall survive the closing and remain in effect until fulfilled and shall not merge with the recordation of any deeds.

     DATED this 10th day of July, 1997.

SELLER:                                          Seller's Address:

PORT OF CHELAN COUNTY
                                                 P.O. Box 849
                                                 Wenatchee, WA  98807-0849
By /s/
   ------------------------------------
Its: President


     DATED this 7th day of August, 1997.


PURCHASER                                        Purchaser's Address:

PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                 434 Olds Station Road
                                                 Wenatchee, WA  98801
By /s/ DONALD A. WRIGHT
   ------------------------------------
Its: President/CEO

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                                    EXHIBIT A

                  IN THE COUNTY OF CHELAN, STATE OF WASHINGTON

A tract of land situated in the Northeast Quarter of Section 28, Township 23 North, Range 20, W.M., Chelan County, Washington, more particularly described as follows:

Beginning at the Northeast corner of the said Section 28; thence South 0(degree)28'37" East along the East line of said Section 28 a distance of 498.47 feet; thence North 90(degree)00'00" West a distance of 332.19 feet to a point curve; thence along a curve to the right having a radius of 830,000 feet, through a central angle of 4(degree)13'17", an arc distance of 61.15 feet; thence South 39(degree)40'05" a distance of 314.36 feet to the POINT OF BEGINNING; thence South 39(degree)40'05" West 313.93 feet to a point of curve; thence 125.22 feet along a 120.00 feet radius curve to the left through a central angle of 59(degree)47'24"; thence 46.63 feet along a 2700 feet radius curve to the left through a central angle of 98(degree)57'28"; thence North 60(degree)55'13" East 17.52 feet to a point curve; thence 179.44 feet along a
640.00 feet radius curve to the right through a central angle of 16:03'51"; thence North 0(degree)00'00" East 301.10 to the POINT OF BEGINNING.